Exhibit 10.31

[Portions of this Exhibit have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Exhibit with all sections intact has been filed separately with the Securities and Exchange Commission.]

BEET LOADING AND HAULING AGREEMENT

THIS AGREEMENT is made as of April 28, 2003, by and between AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota agricultural cooperative corporation, whose address is 101 North Third Street, Moorhead, Minnesota (hereinafter “ACSC”) and TRANSYSTEMS LLC, a Wyoming limited liability company, whose address is 511 Central Avenue West, Suite 2, Great Falls, Montana (hereinafter “Contractor”).

1.                   Purposes:  This Agreement shall cover:

(a)                             The loading of sugarbeets from storage piles into trucks by Contractor at ACSC’s outside sugarbeet receiving stations at the locations designated on Exhibit A hereto (the “Outside Receiving Stations”) for hauling by truck to ACSC’s sugarbeet factories at: Moorhead, Crookston, East Grand Forks, Minnesota; Hillsboro and Drayton, North Dakota; (collectively, the “Factories”);

(b)                            The hauling of sugarbeets by truck by Contractor from the Outside Receiving Stations to the wet hoppers at the Factories and the unloading thereof into the wet hoppers;

(c)                             The loading of sugarbeets from storage piles into trucks by Contractor at the receiving stations at the Factories (the “Factory Receiving Stations”), the hauling of such sugarbeets by truck to the wet hoppers at the Factories and the unloading thereof into the wet hoppers.  Outside Receiving Stations and Factory Receiving Stations may hereinafter be collectively referred to as “Receiving Stations;” and

(d)                            Teardown services, clean up, snow removal and other services as provided herein.

With all of such services as set forth above and more fully described in Sections 3, 4, 5 and 15 below collectively referred to as the “Transportation Services.”

2.                   Term:  This Agreement shall be effective as of the date hereof and shall be in effect for and during the sugarbeet processing campaigns with respect to the 2003 through 2007 sugarbeet crops (the “Term”), unless cancelled or terminated earlier as hereinafter provided.  Each sugarbeet processing campaign shall be referred to as the “Campaign Period” and each 12-month period commencing on September 1 and ending on August 31, shall be referred to as a “Contract Year.”

3.                   Loading:  During each Campaign Period, Contractor agrees to load into trucks of Contractor as directed by ACSC all sugarbeets in storage piles as designated by ACSC at the specified Outside Receiving Stations and shall load or replace in storage piles, all sugarbeets which may fall to the ground during loading.  As requested by ACSC, Contractor shall deliver designated mixes of loads of sugarbeets from Factory Receiving Stations and from Outside Receiving Stations to assist in maintaining consistent deliveries to the Factories.  Contractor will have at least twelve (12) loaders available at all times during the Term hereof to fulfill the loading requirements hereunder.  Such loaders shall be provided at the costs specified on Exhibit A.

In the event ACSC requests that Contractor operate additional loaders for sugarbeet blending purposes, ACSC will reimburse Contractor for the additional loaders at the rate set forth on Exhibit A.

4.                   Hauling:

(a)                             Responsibility of Contractor.  During each Campaign Period, Contractor agrees to haul by truck all sugarbeets loaded as described in Section 3 to the Factories designated by ACSC and to unload all of said sugarbeets, including those which may fall to the ground during transport and unloading, into the wet hopper on the grounds at the designated Factories.  Contractor shall assure a reliable supply of sugarbeets to each Factory such that there is no gap in deliveries to any Factory wet hopper of more that five minutes.

(b)                            Limitation of Contractor Responsibility.  Notwithstanding the provisions of paragraph (a) above, Contractor’s responsibility to haul sugarbeets from the Outside Receiving Stations shall be based on the capacity of the Equipment, with such limitation to be an average of 1,152,000 ton miles per day from such Outside Receiving Stations during each Campaign Period (the “Maximum Haul”).  In addition to the normal hauling rates set forth on Exhibits A and D, ACSC will be responsible for all incremental costs incurred to haul sugarbeets in excess of the Maximum Haul.  Contractor agrees to provide ACSC with such documentation as may be requested by ACSC to verify the incremental costs.  Subject to the preceding sentence, the rates set forth on Exhibits A and D shall apply to hauls in excess of the Maximum Haul.  The parties will cooperate during the Campaign Period to project the projected ton miles per day for the Campaign Period.  In the event the parties project that the Maximum Haul will be exceeded during any Campaign Period, the parties will mutually agree as to methods and costs for transporting the sugarbeets in excess of the Maximum Haul.  Should the parties be unable to reach such agreement, ACSC may make alternate arrangements and/or retain the services of a third party to transport sugarbeets in excess of the Maximum Haul, and Contractor shall not be entitled to any compensation with respect to the transportation of such sugarbeets.

5.                   Factory Yard Loading and Hauling:  During each Campaign Period, Contractor agrees to load into trucks all sugarbeets in storage piles as designated by ACSC at the specified Factory Receiving Stations and to transport such sugarbeets to, and unload the same into, the wet hoppers or Contractor’s Unloading Equipment at each Factory.  Contractor shall load or replace in storage piles, all sugarbeets that may fall to the ground during loading.

6.                   Tear Down Services:  At ACSC’s request and upon expiration of existing contracts between ACSC and certain third parties, Contractor agrees to assume the responsibility for performing the “tear down” of frozen sugarbeets at designated locations prior to loading.  Tear down services shall include the tear down of the sugarbeet piles with a backhoe, and the removal and stacking of ventilation tubes.  Frozen sugarbeets are located at the deep freeze piling sites set forth on Exhibit B, attached hereto (the “Deep Freeze Beets”).  Notwithstanding commencement of the Term of this Agreement, tear down services shall commence on the following schedule to the extent requested in writing by ACSC:

Location of Deep Freeze Storage Piles	Crop Year
Crookston District Piles	2003
Drayton District Piles	2003
East Grand Forks District Piles	2004
Hillsboro District Piles	2004
Moorhead District Piles	2005

Contractor shall provide all necessary equipment to perform tear down services on a schedule to be established by ACSC.  ACSC will provide necessary ripper claw buckets for the backhoes.  In the event Contractor performs services pursuant to this Section 6, such services shall be considered “Transportation Services” and Contractor shall be paid for such services in accordance with the terms of this Agreement, at a rate of XXXXX per hauled ton for tear down and XXXXX per tube for tube removal and stacking. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

7.                   Equipment:

(a)                             Provision of Equipment. Contractor shall supply the necessary trucks, equipment, fuel, material, labor, parts inventory and other items necessary to perform its obligations under this Agreement.  All equipment shall be of appropriate size, weight and capacity to properly accomplish the work without injury or damage to the personnel or property of ACSC.  Except as otherwise agreed upon by ACSC, Contractor shall furnish at least that equipment referenced in its bid proposal dated March 7, 2003 and reflected on Exhibit C, attached hereto (the “Equipment”).  Contractor shall develop and furnish ACSC with a plan to provide additional equipment to meet unexpected needs.  Contractor shall maintain all trucks and semi trailers free of dirt, debris and snow buildup in the truck or trailer box.  ACSC shall maintain or cause to be maintained adequate electrical service and lighting at each Outside Receiving Station and Factory Receiving Station.

(b)                            Unloading Equipment.  Contractor may install at its cost additional unloading equipment (the “Contractor’s Unloading Equipment”) at one or more of the Factories to enable Contractor to unload semi tractors equipped with combination trailers (pups).  Contractor shall be responsible for all costs related to the purchase, installation, maintenance, and operation of the Contractor’s Unloading Equipment.  The Contractor’s Unloading Equipment shall be installed pursuant to plans and at locations to be mutually agreed upon by the parties.  Contractor will be responsible for obtaining all permits and approvals from government authorities that are necessary for installation and operation of the Contractor’s Unloading Equipment.  Contractor will be responsible for staffing the Contractor’s Unloading Equipment.  Contractor will equip each Factory’s wet hopper operating station with controls that will enable ACSC personnel to transfer sugarbeets from Contractor’s surge tanks to the wet hopper.  ACSC will provide electricity to operate the Contractor’s Unloading Equipment at no additional charge to Contractor.  The Contractor’s Unloading Equipment shall be installed and operated so as not to interfere with the efficient operation of the Factory.  If in ACSC’s judgment the use of the Contractor’s Unloading Equipment is adversely affecting the operation of the Factory, upon notice by ACSC to Contractor, Contractor shall immediately modify the operation of such equipment to rectify the adverse effect on Factory operation, or discontinue the use of such equipment.  Contractor shall be responsible for the costs of any such modifications.  Except as otherwise specifically provided in Section 11 for the Drayton Factory, the installation, use, modification and or discontinued use of the Contractor’s Unloading Equipment shall not affect the rates charged for Transportation Services.  ACSC shall continue to make its existing unloading equipment available to Contractor at each Factory throughout the Term hereof.  Contractor shall retain ownership of, and insure the Contractor’s Unloading Equipment during the Term hereof, and shall remove such equipment from each Factory within sixty (60) days following termination of this Agreement.

8.                   Work Schedules:  Contractor shall coordinate its work with ACSC’s Management at the Factories and shall operate with sufficient equipment and labor, twenty-four hours per day, seven days per week, so as to keep the Factories supplied with sugarbeets at all times to permit optimum full-scale Factory operations.  Contractor shall deliver sufficient quantities of sugarbeets to permit each Factory to operate at its optimum daily slicing capacity, it being understood that, through the term of this Agreement, ACSC may, at any time, increase or decrease the slicing capacity at any of the Factories.  ACSC shall have complete discretion in determining which Receiving Stations or portions thereof shall be hauled at any given time and the times and rates at which sugarbeets covered by this Agreement shall be received at the wet hoppers at the Factories.  Notwithstanding the foregoing, at no time shall Contractor be required to haul 100% of the total slice from the Outside Receiving Stations to all Factories at the same time.  Each party shall keep the other constantly advised of estimated delivery schedules and Factory operations and shall, particularly, notify the other promptly of any matter arising which might result in any delay or change in the anticipated time or rate of receipt of sugarbeets covered by this Agreement.  Contractor shall furnish equipment as necessary to transport outside piles to the Factories before removing any sugarbeets from either ACSC’s above ground ventilation piles or ACSC’s deep freeze storage buildings.

9.                   Due Care:  Contractor shall use due care in its operations to ensure that there is minimal damage, injury, or loss of sugarbeets to be transported and unloaded under this Agreement and to ensure that no dirt, trash or debris is unloaded at the wet hopper at the Factories other than that already adhering to the sugarbeets when loaded into its trucks.  All frozen chunks of sugarbeets must be broken up prior to loading into trucks.

10.            Default:  In the event Contractor fails to comply with any of the provisions of this Agreement or does not perform to ACSC’s good faith satisfaction, ACSC may: (a) immediately employ such equipment and labor or immediately contract with others as is necessary, in ACSC’s sole discretion, to complete or facilitate the work of Contractor; and/or (b) terminate this Agreement as to Contractor by 10 days notice in writing and employ such equipment and labor or contract with others as is necessary, in ACSC’s sole discretion, to complete the Transportation Services to be provided hereunder.  In either the event of (a) or (b) above, Contractor shall pay ACSC, upon demand, that portion of ACSC’s costs incurred for facilitating or completing the Transportation Services that are in excess of the payments that would have been made to Contractor for such work under this Agreement

11.            Payments:  For the work hereunder, ACSC agrees to pay, and Contractor agrees to accept, the amounts set forth on Exhibit A hereto, subject to the annual wage adjustments provided in Section 17 of this Agreement.  In the event Contractor installs Contractor’s Unloading Equipment at the Drayton Factory, the rates set forth on Exhibit D hereto shall replace the rates on Exhibit A, with respect to the Drayton Factory only.  The installation of Contractor’s Unloading Equipment at the other Factories shall not affect the rates set forth on Exhibit A.  The rates on Exhibits A and D noted as “Fall Rates” shall apply during that portion of the Campaign Period that seasonal road weight restrictions are in effect.  The rates on Exhibits A and D noted as “Winter Rates” shall apply during that portion of the Campaign Period that seasonal weight restrictions are removed.  All rates are based on maximum legal weight limits on all haul roads involved.  Contractor agrees to furnish thirty (30) full (pup) trailers for operation of combination units having a gross vehicle weight of 105,500 pounds.  If such thirty units is not sufficient to fully service the Outside Receiving Stations designated by ACSC, Contractor shall use its other Equipment to meet the ACSC requirements and the rates for such Equipment set forth on Supplement #1 to Exhibit A shall apply.  If Contractor is required to reduce or is allowed to increase the normal truckload weights by reason of any governmental action, the rates expressed on Exhibits A and D will be adjusted accordingly.   For purposes of the preceding sentence, the gross vehicle weights set forth on Exhibit A shall be the “normal” truckload weights and shall serve as the basis for determining an increase or decrease in permitted truckload weights.  Payments shall be made by ACSC to Contractor on the basis of statements of weights on or before the 23rd day of each month for all sugarbeets hauled from the 1st to the 15th of each month and on or before the 8th day of each month for all sugarbeets hauled between the 16th and the last day of the preceding month.  Settlement for each Outside Receiving Station shall be made upon the satisfactory completion of all hauling from that Outside Receiving Station

12.            Fuel Provisions.  The rates established by Exhibits A and D are based on an estimated fuel cost of $1.05 per gallon delivered.  The price per gallon for fuel for each crop year will be set at a specified rate per gallon delivered by agreement between the parties on or before August 1st of each of the crop years covered by this Agreement.  The rates set forth on Exhibits A and D will be adjusted based on the agreed upon fuel price for that Campaign Period.  Should the fuel price vary from that agreed upon, the difference will be paid by, or credited to ACSC at the end of the Campaign Period.  Contractor will furnish ACSC with copies of all fuel invoices for the purpose of the annual calculation.  ACSC reserves the right to purchase and supply fuel to Contractor at Contractor’s expense if ACSC can obtain fuel at a lower cost per gallon delivered than can Contractor.  For the purpose of the annual rate adjustment provided for herein, the cost of fuel to Contractor is agreed to be 15% of Contractor’s total costs of operation.  In the event of fuel allocations, Contractor shall furnish proof of the allocation and guarantee of sufficient fuel to accomplish its work hereunder during any such period of allocation.  Failure to provide such proof shall be a default hereunder.

13.            Payment Disputes:  In the event of any disputes with respect to the determination of any amounts due hereunder, ACSC and Contractor, together with their representatives, shall promptly meet, confer and negotiate in good faith with a view to resolving any and all such disputes.  If such negotiations fail to resolve any disputes within fifteen (15) calendar days, the parties agree to submit the settlement of such dispute to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association.  The arbitration shall be conducted in Minneapolis, Minnesota, U.S.A.  Any award rendered shall be final and conclusive upon the parties. The parties shall request and the American Arbitration Association shall (i) appoint a single arbitrator who is familiar with the industry; (ii) direct the arbitrator to follow substantive rules of law and the federal rules of evidence, where and if applicable; (iii) allow the parties to conduct discovery pursuant to the rules then in effect under the federal rules of civil procedure (excluding confidential records that are not relevant to the issues being arbitrated) for a period not to exceed thirty (30) days; (iv) require any testimony to be transcribed; and (v) require any award or decision to be accompanied by findings of fact and a statement of reasons for the decision.  Each party shall bear its own costs and expenses, including reasonable attorney’s fees and expert’s fees, incurred in any dispute that is determined and/or settled by arbitration pursuant to this Section.  Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement (ex. the performance of the

Transportation Services by Contractor and the payment of undisputed amounts by ACSC) while the dispute is being resolved.

14.            Weight Determination: To calculate the weight to be used for purposes of the rates set forth on Exhibits A and D for the Outside Receiving Stations, 97% of the raw weight (2000 pounds per ton) of sugarbeets delivered by growers at that station, less the agreed upon raw weight of sugarbeets discarded by ACSC, shall be used.  To calculate the weight for purposes of the rates set forth on Exhibits A and D for the Factory Receiving Stations, 91.6% of the raw weight (2,000 pounds per ton) of sugarbeets delivered by growers to such piles, less the agreed upon raw weight of sugarbeets discarded by ACSC shall be used.  Raw weight shall mean the weight of purchased sugarbeets before the deduction for tare.  The record of weights of sugarbeets hauled under this Agreement will be kept by ACSC and statements of weights shall be furnished by ACSC to Contractor.

15.            Other Responsibilities of Contractor:

(a)                             Clean Up.  Upon the completion of Contractor’s operations at any Receiving Station, Contractor shall level the piling site by backdragging with its loader and shall clean up the site and scale house, hauling away all trash and garbage.

(b)                            Snow Removal.  At the request of ACSC, Contractor shall haul snow and beet debris to separate staging areas as designated by ACSC.  Such services will be provided to ACSC by Contractor at a rate of $40.00 per hour for a truck and driver, and $48.00 per hour for a loader and operator, in each case to be billed to ACSC as provided in Section 11.

(c)                             Sugarbeet Disposal.  At the request of ACSC, Contractor shall remove and dispose of any sugarbeets that it does not deliver to a Factory for processing to areas designated by ACSC.  Such removal and disposal shall be accomplished in accordance with the applicable state and federal laws and environmental regulations.  Contractor’s obligations are limited to the loading and hauling (in Contractor’s Equipment) of such sugarbeets to sites designated by ACSC.  Contractor will unload such sugarbeets at a single site for each load and will not be responsible for spreading sugarbeets at disposal sites.  Such removal and disposal services will be provided to ACSC by Contractor at a rate of $40.00 per hour for a truck and driver, and $48.00 per hour for a loader and operator, in each case to be billed to ACSC as provided in Section 11.  This paragraph does not apply with respect to sugarbeets left at a location at the request of ACSC due to spoilage, excess snow, or other factors.

(d)                            Portable Toilets.  Contractor shall furnish a portable toilet at all Outside Receiving Stations while sugarbeets are being hauled from that Station.

16.            Compliance With Laws:  Contractor shall obtain any necessary permits, licenses or certifications and shall comply with all applicable laws, ordinances, rules and regulations, and specifically, without limiting the generality of the foregoing, with applicable Worker’s Compensation laws and Unemployment Compensation laws, the Federal Insurance Contributions Act and Federal Unemployment Tax Act, federal and state withholding tax and federal and state labor laws and other laws affecting employers and employees with respect to all employees of Contractor and subcontractors and such subcontractors’ employees and shall furnish evidence of such compliance to ACSC upon request.  Contractor shall post appropriate highway warning signs at piling sites when operating and shall keep local, state, county and township officials advised should its activities create hazardous road conditions.  Contractor shall comply with all Federal and State environmental laws and requirements for proper disposal of all waste material including but not limited to tires, waste oil (including grease rags, oil filters), tires and batteries.

17.            Wage Requirement:

(a)                             It is understood and agreed that ACSC is subject to a collective bargaining agreement with the Bakery, Confectionery, Tobacco Workers and Grain Millers AFL-CIO (the “Collective Bargaining Agreement”) which provides that ACSC will obligate third parties to pay certain minimum wages to employees moving sugarbeets within the Factory yard.  Contractor shall compensate its affected employees in accord with this requirement, including wage adjustments as provided in the Collective Bargaining Agreement.  The applicable minimum as of the date of this Agreement is XXXXXX per hour.  The rate for Factory yard loading and hauling expressed on Exhibit A will be adjusted based on wage increases applied only to Contractor’s employees specifically affected by the Collective Bargaining Agreement, but only on a straight time basis.  Contractor will provide ACSC with the information relative to the employees affected sufficient to enable ACSC to verify the rate adjustment.  [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

(b)                            The rates set forth on Exhibits A and D shall be subject to annual adjustment to reflect wage increases for each of the Campaign Periods during the Term.  For purposes of this adjustment, wages shall be deemed to be XXXX% of the Contractor’s total rate provided in Exhibits A and D.  Accordingly XXXXX% of each rate bid shall be adjusted annually by the percentage of ACSC’s average annual wage rate adjustment effective as of August 1 of the preceding year under the Collective Bargaining Agreement.  (For example, if a rate is bid at $XXXXXXper ton and ACSC’s applicable average wage rate adjustment effective August 1, 2003, is a XXX% increase, the rate for 2004 crop year operations will be XXXXXX.) [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

18.            Independent Contractor Status:  It is expressly understood and agreed that Contractor, in making and entering into this Agreement and in carrying out the same, is acting and operating as an independent contractor and is not in any sense an employee, servant, agent, partner or joint venturer of ACSC and is responsible for directing, hiring, paying and discharging its employees.

19.            Insurance and Indemnification:

(a)                             Contract must provide and maintain the following insurance coverage:

(1)                                  Workers Compensation Insurance as required by statute and Employers Liability Insurance for claims arising for bodily injury not covered by statute, in the minimum limit required by applicable state law or $500,000 per employee (whichever is less).

(2)                                  Comprehensive General Liability Insurance with limits of not less than $1,000,000 combined single limit and $2,000,000 general aggregate for personal injury (including death) and property damage.  Insurance shall not contain any endorsement or provisions which limit or restrict coverage for contractual liability.

(3)                                  Automobile Liability insurance with limits of not less than $1,000,000 combined single limit or $1,000,000 bodily injury and $1,000,000 property damage, all per accident and irrespective of whether vehicles are owned, hired or non-owned.

(4)                                  Umbrella/Excess Liability with limits of not less than $10,000,000 per occurrence and annual aggregate limit, but excluding Workers Compensation Insurance as provided for above.

(5)                                  All risk property coverage with respect to the Contractor’s Unloading Equipment in an amount deemed reasonable by Contractor.

Contractor’s deductibles shall not exceed $250,000 per occurrence on any of the policies of insurance.  Contractor shall provide ACSC with insurance certificates providing evidence of proper coverage before the start of work.  Contractor must provide waivers of subrogation from each insurer.

(b)                            Contractor will indemnify, defend and hold harmless ACSC and its subsidiaries, officers, employees, agents, successors, assigns, from and against any loss, property loss, liability, claim, demand, suit, action, fine, penalty, cost and expense of any nature whatsoever including but not limited to reasonable attorneys’ fees, expenses and court costs, incurred by ACSC or its subsidiaries, officers, employees, agents, successors, assigns as a result of the negligent or intentional acts of Contractor in connection with its performance under this Agreement.

(c)                             ACSC will indemnify, defend and hold harmless Contractor and its subsidiaries, officers, employees, agents, successors, assigns, from and against any loss, property loss, liability, claim, demand, suit, action, fine, penalty, cost and expense of any nature whatsoever including but not limited to reasonable attorneys’ fees, expenses and court costs, incurred by Contractor or its subsidiaries, officers, employees, agents, successors, assigns as a result of the negligent or intentional acts of ACSC in connection with its performance under this Agreement.

20.            No Guarantee by ACSC:  ACSC will exercise diligence to see that there is an ample supply of sugarbeets to permit efficient operation hereunder.  However, it is expressly understood and agreed that ACSC shall not be liable for a reduction in volume of its operations or those of Contractor caused by strikes, lock outs, shortage of materials, a reduction in the supply of sugarbeets resulting from decisions by growers to deliver from farm fields to Factory sites or from adverse weather conditions, or due to the physical condition of sugarbeets making it impossible to store them, or caused by a reduction in the Factory slice or caused by any other matter, any of which may prevent, in whole or in part, any operations hereunder or maximum or optimum operations.

21.            Sale of Sugarbeets to Third Parties:  ACSC may at any time sell its sugarbeets to third parties.  In the event of such a sale Contractor shall be compensated for its loss of revenue resulting from the sale of sugarbeets.  Compensation shall be determined by multiplying the number of tons of sugarbeets that would have been hauled but for the sale, by Contractor’s rate which would have applied for transporting those sugarbeets to the nearest of ACSC’s Factories.  The product of that calculation shall be multiplied by .30 to determine the amount of the payment to be made by ACSC to the Contractor.  In the event ACSC discards sugarbeets, Contractor shall not be entitled to compensation for loss of revenue from discarded sugarbeets.

22.            Liquidated Damages:

(a)                             Premature Use of Deep Freeze Sugarbeets.  ACSC and Contractor intend that sugarbeets stored in ventilated outside piles and in buildings (“Deep Freeze Sugarbeets”) not be processed until non-deep freeze sugarbeets have been processed.  In the event deep freeze sugarbeets are processed because Contractor fails to deliver sufficient quantities of non-deep freeze sugarbeets liquidated damages may apply.  The amount of the liquidated damages is $3.00 per ton of Deep Freeze Sugarbeets, applied to all tons of Deep Freeze Sugarbeets transported prior to completion of transporting non- Deep Freeze Sugarbeets.  In the event of severe weather conditions, ACSC may, in its discretion, excuse the obligation to pay damages under this paragraph.  Deep Freeze Sugarbeets transported by Contractor at the request of ACSC for reasons unrelated to Contractor’s failure to deliver sufficient quantities of non-Deep Freeze Sugarbeets are not subject to the liquidated damage provisions of this paragraph.

(b)                            Supply of Sugarbeets.  Should Contractor fail to furnish a steady supply of sugarbeets at all times to permit optimum full-scale Factory operations as required hereunder, Contractor will pay to ACSC, as liquidated damages and not a penalty, the sum of Five Thousand Dollars ($5,000.00) per hour of Factory down time, pro-rated on 15 minute increments, for each Factory so affected.  The parties agree that in the event Contractor fails to supply a steady supply of sugarbeets, actual damages to ACSC would be difficult or impossible to measure, and further that such hourly sum represents a reasonable estimate of ACSC’s likely actual damages in such event.  In the event of severe weather conditions, ACSC may, in its discretion, excuse the first fifteen minutes of down time.

23.            Change of Receiving Stations or Closing of Factories:  ACSC reserves the right, in its sole discretion, to close and abandon operations or reduce operations at any Factory and/or Outside Receiving Station and to move and/or establish new, Outside Receiving Stations.  ACSC shall not be liable to Contractor for a reduction in Contractor’s revenue by the exercise of any of the rights so reserved to ACSC.  In the event the Company closes an Outside Receiving Station, Contractor shall not be entitled to compensation or damages for the closing of the Stations.  In the event the Company opens a new Outside Receiving Station, Contractor and

Company, will negotiate the freight rate or rates from that Station to the appropriate Factory or Factories and Exhibit A will be revised accordingly.

24.            Termination:  This Agreement shall terminate at the end of the Term or may be terminated earlier by written notice as follows:

(a)                             By the nonbreaching party if the other party fails to perform any obligation imposed on it by this Agreement and fails to cure such breach within ten (10) days following receipt of written notice of the existence of such a breach; or

(b)                            Immediately by either party in the event the other party is declared insolvent or bankrupt or makes an assignment or other arrangement for benefit of creditors.

Upon the completion of any notice and cure period required under this Section, this Agreement shall be terminated (except for any on-going obligation arising hereunder) and such date shall be deemed the “Termination Date.”

25.            Factory Shops:  ACSC shall provide Contractor with use of shops at each Factory for purposes of Equipment service and related activities at a cost of $50,000 per year to be paid by Contractor.  The shops shall be provided pursuant to the terms of a lease agreement to be mutually agreed upon by the parties.

26.            Miscellaneous Provisions:

(a)                             All notices, requests and demands given to or made upon the parties hereto shall be in writing and be delivered or mailed by United States Certified Mail Postage Prepaid, return receipt requested, to the following addresses:

If to ACSC:	American Crystal Sugar Company
101 North Third Street
Moorhead, Minnesota 56560
Attention: Ag Operations Manager

With a Copy to:	Oppenheimer, Wolff & Donnelly, LLP
Plaza VII
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
Attention: Daniel C. Mott

If to Contractor:	Transystems LLC
511 Central Avenue West, Suite 2
Great Falls, Montana 59404-2848
Attention: President

Either party may, by notice hereunder to the other party, designate a change of address.

(b)                            This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement shall not be assigned by Contractor without the prior written consent of ACSC.

(c)                             This Agreement shall have been deemed to be made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with and governed by the laws of the State of Minnesota.  Any litigation arising under this Agreement shall be venued in the Courts of the State of Minnesota.

(d)                            No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

(e)                             This Agreement constitutes the sole agreement between the parties with respect to the subject hereof, and there are no agreements or understandings with respect to such matters other than as set forth herein and therein.

(f)                               Each party warrants that it has full power and authority to enter into this Agreement and the entering into this Agreement will not constitute a default with respect to any other agreement by which it is bound or to which it is subject.

(g)                            Time is of the essence with regard to the performance of this Agreement.

(h)                            This Agreement may not be assigned by either party (either directly or by operation of law through merger, consolidation, etc.) without the prior written consent of the other party.  This Agreement shall be binding on the successor and permitted assigns of the parties.

(i)                                ACSC and Contractor agree to enter into an agreement on substantially the same term as this Agreement with respect to the transport of sugarbeets at the Sidney, Montana sugarbeet factory that is owned by Sidney Sugars Incorporated, a subsidiary of ACSC.

(j)                                Each party shall designate an individual representative to act of behalf of such party during the Term of this Agreement (the “Designated Representative”).  The Designated Representative shall have the authority to represent the party in all matters related to the administration of this Agreement.  The initial Designated Representatives shall be as follows:

Contractor:                          Dan Rice

ACSC:                                                  Neil Juhnke

Either party may change their Designated Representative by providing written notice of the change to the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement in their corporate names by proper corporate officers and affix their corporate seals as to the day and year above stated.

AMERICAN CRYSTAL SUGAR COMPANY

By:	/s/ David Berg
Its:	Vice President Agriculture

TRANSYSTEMS LLC

By:	/s/ Scott Lind
Its:	President

FALL RATES	EXHIBIT A

RFQ FORM

FREIGHT FROM RECEIVING STATION TO FACTORY

American Crystal Sugar Company

As a Rate Per Ton for Delivery To (fill in white area only):

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

RFQ FORM

FREIGHT FROM RECEIVING STATION TO FACTORY

American Crystal Sugar Company

Rate per ton mile for hauls other than those specified will be negotiated.

Load and haul factory yard per ton.	XXXXXX
Load outside stations per ton	XXXXXX
If an excess of twelve (12) loaders used simultaneously at request of ACS, the additional rate per ton is	XXXXXX
Loader moves	XXXXXX
Hourly loader rate	XXXXXX
Percent of Fuel to Total Cost	XXXXXX
Percent of Labor to Total Cost	XXXXXX
Alternate pricing for al ACSC sites:
Teardown deep freeze and remove vent tubes	XXXXXX
Haul and stack deep freeze vent tubes	XXXXXX

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

FALL GVW’S

RFQ FORM

FREIGHT FROM RECEIVING STATION TO FACTORY

American Crystal Sugar Company

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems.

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER RATES	EXHIBIT A

RFQ FORM

FREIGHT FROM RECEIVING STATION TO FACTORY

American Crystal Sugar Company

As a Rate Per Ton for Delivery To (fill in white area only):

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER GVW’S

RFQ FORM

FREIGHT FROM RECEIVING STATION TO FACTORY

American Crystal Sugar Company

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems.

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

FALL RATES	SUPPLEMENT #1

RATES FOR FIVE AXLE – DRAYTON & HILLSBORO

American Crystal Sugar Company

As a Supplemental Rate Per Ton for Delivery To:

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

FALL GVW’S

RATES FOR FIVE AXLE – DRAYTON & HILLSBORO

American Crystal Sugar Company
As a Supplemental Rate Per Ton for Delivery To:

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems.

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER RATES	SUPPLEMENT #1

RATES FOR FIVE AXLE – DRAYTON & HILLSBORO

American Crystal Sugar Company

As a Supplemental Rate Per Ton for Delivery To:

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER GVW’S

RATES FOR FIVE AXLE – DRAYTON & HILLSBORO

American Crystal Sugar Company
As a Supplemental Rate Per Ton for Delivery To:

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems.

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

EXHIBIT B

DEEP FREEZE STORAGE CAPACITIES - NET TONS

Factory and Out-station	Sheds	Open Storage	Total
Moorhead Yard	100,000	160,000	260,000
Felton		220,000	220,000
Amenia		75,000	75,000
Hillsboro Yard	125,000	130,000	255,000
Reynolds		330,000	330,000
Crookston Yard	100,000	285,000	385,000
Warren		100,000	100,000
EGF Yard	175,000	261,000	436,000
Ardoch		167,000	167,000
Alvarado		142,000	142,000
Drayton Yard	175,000	140,000	315,000
McArthur		91,000	91,000
Grafton		91,000	91,000
RRV Total	675,000	2,192,000	2,867,000

EXHIBIT C

EQUIPMENT PROPOSED

Transportation Equipment

A.	Tractors	96	2004 Freightliner “Columbia” model. Equipped with Mercedes Benz 12 liter 350 hp engines.

B	Trailers	96	Semi trailers. Combination of current and new East all-aluminum-flat decks. The cages are Transystems’ proprietary design.

C.	Full (pup) Trailers	30	New East all-aluminum-flat decks. The cages are Transystems’ proprietary design.

Loading, Tear Down and Supplemental Unloading Equipment

A.	Wheel Loaders	17	Combination of current and new Komatsu WA-450 and WA-500 wheel loaders with beet buckets. (17 units total)

B.	Backhoes		Combination of Komatsu PC300LC (primary tool) and PC220LC as standby tools. Each factory shall have a primary tool and a standby tool.

C.	Contractor’s Unloading Equipment

Three 85’ Transystems proprietary design tippers.  Three 260 cubic yard and two 400 cubic yard surge hoppers.  These will provide supplemental unloading capacity and will feed existing ACSC wet hoppers.  ACSC would provide access to its two existing portable skips.

			Transystems’ proposal includes additional unloading equipment at each factory.

The Hillsboro, Drayton, and East Grand Forks factories each would receive an additional portable tipper and unloading conveyors.  The Hillsboro and Drayton tippers would be designed to accommodate semi-pup side dump units.

			The existing ACSC portable skips would be used at Crookston and Moorhead.

			All locations would receive additional hoppers that would allow the temporary storage of 250 to 500 tons of beets.

Loader Fuel Trailers

A.	Loader Fuel Trailers	15	(250 gallons US) with portable toilets

FALL RATES	EXHIBIT D

FIVE & SEVEN AXLE DRAYTON RATES

American Crystal Sugar Company

As a Rate Per Ton for Delivery To (fill in white area only):

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER RATES

FIVE & SEVEN AXLE DRAYTON RATES

American Crystal Sugar Company
As a Rate Per Ton for Delivery To (fill in white area only):

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

WINTER GVW’S

FIVE & SEVEN AXLE DRAYTON RATES

American Crystal Sugar Company

As a Rate Per Ton for Delivery To (fill in white area only):

Station	Moorhead	Hillsboro	Crookston	E.G.F.	Drayton

Note:  The first figure in the cells indicates the number of axles and the second series of numbers is the maximum GVW for that number of axles.  This information is for the exclusive use of ACS and Transystems

[Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]